EXHIBIT 10.16
FOURTH AMENDMENT TO THE
ARGO-TECH CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
AND TRUST AGREEMENT
As Amended and Restated
Effective November 1, 2001
     Pursuant to Section 13.02 of the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, as amended and restated effective November 1, 2001 (the “Plan”), the Plan is hereby amended, effective September 15, 2005, as follows:
     (1) Effective September 15, 2005, the following definitions are added to Section 1 of the Plan:
1.74 “Interim Allocation Date” means September 15, 2005, and such other date, other than the last date of the Plan Year, designated by the Plan Administrator, in its sole discretion, as a date for the allocation of Employer contributions and forfeitures pursuant to Section 3.04.
1.75 “Interim Allocation Period” means the period of time beginning on the first day of the Plan Year and ending on an Interim Allocation Date.
     (2) Effective September 15, 2005, Section 3.04(A) of the Plan is amended and restated in its entirety to read as follows:
     3.04 Contribution Allocation.
(A) Method of Allocation. Subject to any restoration allocation required under Section 5.04 and to Section 8.03(B), the Plan shall allocate and credit each Employer contribution, and Participant forfeitures, if any, to the Account on the last day of the Plan Year and each Interim Allocation Date of each Participant who satisfies the conditions of Section 3.06. The Plan shall make this allocation in the same ratio that each Participant’s Compensation for the Plan Year or for the Interim Allocation Period, if applicable, bears to the total Compensation of all Participants for the Plan Year or the Interim Allocation Period. For purposes of this Section 3.04(A),

“Participant” means, in addition to a Participant who satisfies the requirements of Section 3.06 for the Plan Year, any other Participant entitled to a top heavy minimum allocation under Section 3.04(B), but such Participant’s allocation shall not exceed 3% of his Compensation for the Plan Year.
     (3) Effective September 15, 2005, Section 3.06(B) of the Plan is amended and restated in its entirety to read as follows:
(B) Employment Requirement: A Participant for a particular Plan Year shall share in the allocation of Employer contributions and Participant forfeitures, if any, for that Plan Year or for any applicable Interim Allocation Period only if he is actively employed by the Employer as an Employee (other than an Excluded Employee) on the last day of such Plan Year or on the applicable Interim Allocation Date, or his employment terminates during such Plan Year or during the Interim Allocation Period as a result of his death, or his Disability, or after he has attained age 55 with 10 or more years of Continuous Service.
EXECUTION OF FOURTH AMENDMENT
     To record the adoption of this Fourth Amendment to the Plan, Argo-Tech Corporation has executed this Amendment this 22nd day of September, 2005.
ARGO-TECH CORPORATION

By: /s/ Frances S. St. Clair
Title: Vice President
By: /s/ Paul R. Keen
Title: Vice President

CONSENT OF THE
ARGO-TECH CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
PLAN ADMINISTRATIVE COMMITTEE
Pursuant to the requirements of Section 13.02 of the Argo-Tech Corporation Employee Stock Ownership Plan (the “Plan”), the undersigned members of the Plan Administrative Committee hereby consent to the Fourth Amendment to the Amended and Restated Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement:

Signature:	/s/ Frances S. St. Clair

Print Name:	Frances S. St. Clair

Date: October 25, 2005

Signature:	/s/ James M. Cunningham

Print Name:	James M. Cunningham

Date: October 26, 2005

Signature:	/s/ Paul R. Keen

Print Name:	Paul R. Keen

Date: October 25, 2005

Signature:	/s/ Paul A. Sklad

Print Name:	Paul A. Sklad

Date: October 25, 2005

Signature:	/s/ Michelle L. McCormick

Print Name:	Michelle L. McCormick

Date: October 26, 2005